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                                                                    Exhibit 4.6




                             SMARTSERV ONLINE, INC.







                          COMMON STOCK PURCHASE WARRANT

                             EXPIRING APRIL 30, 2003

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                                TABLE OF CONTENTS
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1.       Exercise of Warrant ...............................................................................  1

         1.1.     Manner of Exercise .......................................................................  1
         1.2.     When Exercise Deemed Effected ............................................................  2
         1.3.     Delivery of Stock Certificates, Etc. .....................................................  2
         1.4.     Company to Reaffirm Obligations ..........................................................  3

2.       Adjustments .......................................................................................  3

         2.1.     Number of Shares; Warrant Price ..........................................................  3
         2.2.     Adjustment of Warrant Price ..............................................................  3
                  2.2.1.   Issuance of Additional Shares of Common Stock....................................  3
                  2.2.2.   Extraordinary Dividends and Distributions .......................................  4
         2.3.     Treatment of Options and Convertible Securities ..........................................  4
         2.4.     Treatment of Stock Dividends, Stock Splits, Etc. .........................................  6
         2.5.     Computation of Consideration .............................................................  7
         2.6.     Adjustments for Combinations. Etc. .......................................................  8
         2.7.     Dilution in Case of Other Securities .....................................................  8
         2.8.     Minimum Adjustment of Warrant Price ......................................................  9

3.       Consolidation, Merger, Sale of Assets, Reorganization, Etc. .......................................  9
         3.1.     General Provisions........................................................................  9
         3.2.     Assumption of Obligations ................................................................  10

4.       Other Dilutive Events .............................................................................  10

5.       No Dilution or Impairment .........................................................................  10

6.       Accountants' Report as to Adjustments..............................................................  11

7.       Notices of Corporate Action .......................................................................  11

8.       Restrictions on Transfer ..........................................................................  12
         8.1.     Restrictive Legends.......................................................................  12
         8.2.     Notice of Proposed Transfer; Opinions of Counsel .........................................  12
         8.3.     Termination of Restrictions...............................................................  13

9.       Registration Under Securities Act, Etc. ...........................................................  13
         9.1      Registration on Request ..................................................................  13
         9.2      Incidental Registration ..................................................................  15
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         9.3.     Registration Procedures ..................................................................  17
         9.4.     Underwritten Offerings ...................................................................  19
         9.5.     Preparation; Reasonable Investigation ....................................................  20
         9.6.     Indemnification ..........................................................................  20
         9.7.     Registration Rights to Others ............................................................  22
         9.8.     Rule 144 .................................................................................  22

10.      Availability of Information .......................................................................  23

11.      Reservation of Stock. Etc. ........................................................................  23

12.      Listing on Securities Exchange ....................................................................  23

13.      Ownership, Transfer and Substitution of Warrants ..................................................  23
         13.1.    Ownership of Warrants ....................................................................  23
         13.2.    Transfer and Exchange of Warrants ........................................................  23
         13.3.    Replacement of Warrants ..................................................................  24

14.      Definitions .......................................................................................  24

15.      Remedies ..........................................................................................  29

16.      No Rights or Liabilities as Stockholder ...........................................................  29

17.      Notices  ..........................................................................................  29

18.      Expiration ........................................................................................  29

19.      Miscellaneous .....................................................................................  29
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THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED
EXCEPT IN COMPLIANCE WITH SUCH ACT AND APPLICABLE STATE SECURITIES LAWS. THIS
WARRANT AND SUCH SHARES ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON
TRANSFERABILITY SET FORTH IN THIS WARRANT.

                          Common Stock Purchase Warrant

                             Expiring April 30, 2003

                                                           Stamford, Connecticut

                                                           ______________, 1999


         SMARTSERV ONLINE, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that Data Transmission Network Corporation, or registered assigns, is entitled to purchase from the Company 300,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") at the purchase price per share of $8.60, at any time or from time to time prior to 3 P.M., New York City time, on the earlier of (i) April 30, 2003 or (ii) the date one year after the Current Market Price of the Common Stock (determined without consideration of clause (z) of the definition of Market Price) reaches $8.60 per share, all subject to the terms, conditions and adjustments set forth below in this Warrant.

         This Warrant is issued pursuant to that certain Agreement dated May 1, 1999, between the Company and Data Transmission Network Corporation (the "DTN Agreement"). Certain capitalized terms used in this Warrant are defined in
Section 14. If a capitalized term used in this Warrant is not defined in Section 14, or elsewhere in this Warrant, such term shall have the meaning given such term in the DTN Agreement.

               1. Exercise of Warrant.

                  1.1. Manner of Exercise.

         (a) This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day prior to the expiration of this Warrant by surrender of this Warrant, with the form of subscription at the end hereof (or a facsimile thereof) duly executed by such holder, to the Company at its principal office (or, if such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock (or Other Securities) subject to this Warrant, at the location at which the Company shall have agreed to

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deliver the shares of Common Stock (or Other Securities) subject to such offering), accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying
(a) the number of shares of Common Stock (without giving effect to any adjustment therein) designated in such form of subscription by (b) the Warrant Price, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Sections 2 through 4.

         (b) Holder may elect in writing delivered to the Company as provided above to receive, without payment of additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company at its principal office. Thereupon, the Company shall issue to such holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                   X = Y (A-B)
                                      --------
                                         A

         where X = the number of shares to be issued to such holder pursuant to this subsection 1.1(b).

                  Y= the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this subsection 1.1(b).

                  A= the Market Price of one share of Common Stock as at the time the net issue election is made pursuant to this subsection 1.1(b).

                  B= the Warrant Price in effect under this Warrant at the time the net issue election is made pursuant to this subsection 1.1(b).

                  1.2. When Exercise Deemed Effected. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the holder or holders of record thereof.

                  1.3. Delivery of Stock Certificates, Etc. As soon as practicable after the exercise of this Warrant, in whole or in part, and in any event within ten (10) Business Days thereafter (unless such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock (or Other Securities) subject to this Warrant, in which event concurrently with such exercise), the Company at its expense (including the payment by it of any taxes (other than transfer taxes) payable by the Company) will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 8, as such holder (upon payment by such holder of any applicable transfer taxes) may direct,

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                  (a) a certificate or certificates for the number of duly
         authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share of such Common Stock (or Other Securities) on the Business Day next preceding the date of such exercise, and

                  (b) in case such exercise is in part only, a new Warrant of like tenor, calling in the aggregate on the face thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in Section 1.1.

                  1.4. Company to Reaffirm Obligations. The Company will, at the time of or at any time after each exercise of this Warrant, upon the request of the holder hereof or of any shares of Common Stock (or Other Securities) issued upon such exercise, acknowledge in writing its continuing obligation to afford to such holder all rights (including, without limitation, any right of registration of any shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant pursuant to Section 9) to which such holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

               2. Adjustments.


                  2.1. Number of Shares; Warrant Price. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the holder hereof pursuant to
Section 1.1, by a fraction of which (a) the numerator is $8.60 and (ii) the denominator is the Warrant Price in effect on the date of such exercise. The "Warrant Price" shall initially be $8.60 per share, and shall be adjusted and readjusted from time to time as provided in this Section 2 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 2.

                  2.2. Adjustment of Warrant Price.

                     2.2.1. Issuance of Additional Shares of Common Stock. In case the Company, at any time or from time to time after April 30, 1999 (the "Initial Date"), shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2.3 or 2.4) without consideration or for a consideration per share less than the Base Price in effect, in each case, on the date of and immediately prior to such issue or sale, then, and in each such case, subject to Section 2.8, such Warrant Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Warrant Price by a fraction,

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                  (a) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Base Price, and

                  (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale,

provided that, for the purposes of this Section 2.2.1 (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to
Section 2.3 or 2.4, such Additional Shares shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding.

                     2.2.2. Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after the Initial Date shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on any Common Stock, other than (a) a dividend payable in Additional Shares of Common Stock or in Options for Common Stock or (b) a dividend payable in cash, then, and in each such case, subject to Section 2.8, the Warrant Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Warrant Price by a fraction,

                  (x) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the value of such dividend or distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock, and

                  (y) the denominator of which shall be such Current Market
         Price.

                  2.3. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the Initial Date shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be issued for purposes of
Section 2.2 as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2.5) of such shares would be less than the Base Price in effect, in each case, on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if

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the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued,

                  (a) no further adjustment of the Warrant Price shall be made upon the subsequent issue or sale of Additional Shares of Common Stock or Convertible Securities upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

                  (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                  (c) upon the expiration of any such Options or of the rights of conversion or exchange under any such Convertible Securities which shall not have been exercised (or upon purchase by the Company and cancellation or retirement of any such Options which shall not have been exercised or of any such Convertible Securities the rights of conversion or exchange under which shall not have been exercised), the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                           (x) in the case of Options for Common Stock or of
                  Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was (i) an amount equal to (A) the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus (B) the

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                  consideration actually received by the Company upon such
                  exercise, minus (C) the consideration paid by the Company for any purchase of such Options which were not exercised, or (ii) an amount equal to (A) the consideration actually received by the Company for the issue, sale, grant or assumption of all such Convertible Securities which were actually converted or exchanged, plus (B) the additional consideration, if any, actually received by the Company upon such conversion or exchange, minus (C) the consideration paid by the Company for any purchase of such Convertible Securities the rights of conversion or exchange under which were not exercised, and

                           (y) in the case of Options for Convertible
                  Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was an amount equal to (i) the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus
                  (ii) the consideration deemed to have been received by the Company (pursuant to Section 2.4) upon the issue or sale of the Convertible Securities with respect to which such Options were actually exercised, minus (iii) the consideration paid by the Company for any purchase of such Options which were not exercised;

                  (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities, except as a result of any intervening events causing adjustments therein; and

                  (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Warrant Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

         In case at any time after the Initial Date the Company shall be required to increase the number of Additional Shares of Common Stock subject to any Option or into which any Convertible Securities (other than the Warrants) are convertible or exchangeable pursuant to the operation of anti-dilution provisions applicable thereto, such Additional Shares of Common Stock shall be deemed to be issued for purposes of Section 2.2 as of the time of such increase.

                  2.4. Treatment of Stock Dividends, Stock Splits, Etc. In case the Company at any time or from time to time after the Initial Date shall declare or pay any dividend or other distribution on any class of stock of the Company payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common

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Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

                  2.5. Computation of Consideration. For the purposes of this
Section 2:


                  (a) The consideration for the issue or sale of any Additional Shares of Common Stock or for the issue, sale, grant or assumption of any Options or Convertible Securities, irrespective of the accounting treatment of such consideration, shall

                           (x) insofar as it consists of cash, be computed at
                  the amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services and any accrued interest or dividends in connection with such issue or sale,

                           (y) insofar as it consists of consideration
                  (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company, without deducting any expenses paid or incurred by the Company for any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services and any accrued interest or dividends in connection with such issue or sale, and

                           (z) in case Additional Shares of Common Stock are
                  issued or sold or Convertible Securities are issued, sold, granted or assumed together with other stock or securities or other assets of the Company for a consideration which covers both, be the proportion of such consideration so received, computed as provided in subdivisions (x) and (y) above, allocable to such Additional Shares of Common Stock or Convertible Securities, as the case may be, all as determined in good faith by the Board of Directors of the Company.

                  (b) All Options issued, sold, granted or assumed together with other stock or securities or other assets of the Company for a consideration which covers both and which does not set forth an allocation of such consideration in the documentation for such transaction, all Additional Shares of Common Stock, Options or Convertible Securities issued in payment of any dividend or other distribution on any class of stock of the Company and all Additional Shares of Common Stock issued to effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) shall be deemed to have been issued without consideration.

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

                  (c) Additional Shares of Common Stock deemed to have been issued for consideration pursuant to Section 2.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                           (x) the total amount, if any, received and receivable
                  by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

                           (y) the maximum number of shares of Common Stock (as
                  set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (d) Additional Shares of Common Stock issued or deemed to have been issued pursuant to the operation of anti-dilution provisions applicable to Convertible Securities (other than the Warrants), Options or other securities of the Company (either as a result of the adjustments provided for by the Warrants or otherwise) shall be deemed to have been issued without consideration.

                  2.6. Adjustments for Combinations, Etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  2.7. Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any Common Stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 3) or to subscription, purchase or other acquisition pursuant to any options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 2, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 2 with respect to the Warrant Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of this Warrant, so as to protect the holder of this Warrant against the effect of such dilution.

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                  2.8. Minimum Adjustment of Warrant Price. If the amount of any adjustment of the Warrant Price required pursuant to this Section 2 would be less than one-tenth of one percent of the Warrant Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one-tenth of one percent of such Warrant Price; provided that, upon the exercise of this Warrant, all adjustments carried forward and not theretofore made up to and including the date of such exercise shall be made to the nearest one one-hundredth of a cent.

               3. Consolidation, Merger, Sale of Assets, Reorganization. Etc.


                  3.1. General Provisions. In case the Company, after the Initial Date, (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, Common Stock or Other Securities shall be changed into or exchanged for cash, stock or other securities of any other Person or any other property, or (c) shall transfer all or substantially all of its properties and assets to any other Person, or (d) shall effect a capital reorganization or reclassification of Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Warrant Price is provided in Section 2.2.1 or 2.2.2), then, and in the case of each such transaction, the Company shall give written notice thereof to the holder of this Warrant not less than 30 days prior to the consummation thereof and proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Section 3, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive, at the aggregate Warrant Price in effect at the time of such consummation for all Common Stock (or other Securities) issuable upon such exercise immediately prior to such consummation, in lieu of the Common Stock (or Other Securities) issuable upon such exercise prior to such consummation, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Section 2 and this Section 3, provided that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of Common Stock under circumstances in which, upon completion of such purchase, tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Section 13(d)(3) of the Exchange
Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, and if the holder of this Warrant so designates in such notice given to the Company, the holder of this Warrant shall be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if the holder of this Warrant had exercised this Warrant prior to the

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expiration of such purchase, tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such purchase, tender or exchange offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in Section 2 and this Section 3.

                  3.2. Assumption of Obligations. Notwithstanding anything contained in this Warrant or the DTN Agreement to the contrary, the Company will not effect any of the transactions described in subdivisions (a), (b) or (d) of
Section 3.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any cash, stock or other securities or other property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and
(b) the obligation to deliver to such holder such cash, stock or other securities or other property as, in accordance with the foregoing provisions of this Section 3, such holder may be entitled to receive, and such Person shall have similarly delivered to such holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of Section 2 and this Section 3) shall be applicable to the cash, stock or other securities or other property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

               4. Other Dilutive Events. In case any event shall occur as to which the provisions of Section 2 or Section 3 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such sections, then, in each such case, the Company shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 2 and 3, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

               5. No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon the exercise of all outstanding warrants issued by the Company (including this Warrant) from time to time, and (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all outstanding warrants issued by the Company (including this Warrant) would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

               6. Accountants' Report as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant, and will prepare a certificate of the chief financial officer of the Company setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including without limitation a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 2) on account thereof. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant and will, upon the written request at any time of the holder of this Warrant, furnish to such holder a like certificate setting forth the Warrant Price at the time in effect and showing in reasonable detail how it was calculated. In addition, with respect to any fiscal year of the Company during which any such adjustment or readjustment shall have been made, the Company will cause the independent public accountants reporting upon the Company's financial statements for such fiscal year to verify, concurrently with their annual audit of the Company's financial statements, the computations made by the Company during such fiscal year and to prepare and to deliver to the holder of this Warrant a report setting forth substantially the information described above in this Section 6 with respect to all such adjustments and readjustments. The Company will also keep copies of all such certificates and reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by the holder of this Warrant or any prospective purchaser of this Warrant designated by the holder thereof.

               7. Notices of Corporate Action. In the event of

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the holder of this Warrant a notice specifying (x) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (y) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified, in the case of any date referred to in the foregoing subdivision (x), and at least 30 days prior to the date therein specified, in the case of the date referred to in the foregoing subdivision (y).

               8. Restrictions on Transfer.

                  8.1. Restrictive Legends. Except as otherwise permitted by this Section 8, each certificate for Common Stock (or Other Securities) issued upon the exercise of this Warrant and each certificate issued upon the direct or indirect Transfer of any such Common Stock (or Other Securities) shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred except in compliance with such Act and applicable state securities laws. Such shares are also subject to certain restrictions on transferability imposed by a Common Stock Purchase Warrant expiring April 30, 2003, a copy of which is on file at the offices of the Company."

                  8.2. Notice of Proposed Transfer; Opinions of Counsel. Prior to any Transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act (other than a Transfer pursuant to Rule 144 or any comparable rule under such Act), the holder thereof will give written notice to the Company of such holder's intention to effect such Transfer and to comply in all other respects with this Section 8.2. Each such notice (a) shall describe the manner and circumstances of the proposed Transfer in sufficient detail to enable counsel to render the opinions referred to below, and (b) shall designate counsel for the holder giving such notice (who may be internal counsel for such holder). The holder giving such notice will submit a copy thereof to the counsel designated in such notice and the Company will promptly submit a copy thereof to its counsel. The following provisions shall then apply:

                           (x) If in the opinion of such counsel for the holder
                  the proposed Transfer may be effected without registration (a copy of which opinion shall be delivered to the Company), and if such opinion is reasonably satisfactory to the Company, such holder shall thereupon be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. Each Warrant or certificate, if any, issued upon or in connection with such Transfer shall bear the appropriate restrictive legend set forth in Section 8.1 unless, in the opinion of such counsel and the Company's counsel, such legend is no longer required to ensure compliance with the Securities Act.

                           (y) If the opinion of such counsel for the holder is
                  not to the effect that the proposed Transfer may legally be effected without registration of such Restricted Securities under the Securities Act, such holder shall not be entitled to Transfer such Restricted Securities (other than in a Transfer pursuant to Rule 144 or any comparable rule under the Securities Act) until the conditions specified in subdivision
                  (x) above shall be satisfied or until registration of such Restricted Securities under the Securities Act has become effective.

Notwithstanding the foregoing provisions of this Section 8.2, the holder of any Restricted Securities shall be permitted to Transfer any such Restricted Securities pursuant to Rule 144A under the Securities Act, provided that each transferee agrees in writing to be bound by all the restrictions on transfer of such Restricted Securities contained in this Section 8.2.

                  8.3. Termination of Restrictions. The restrictions imposed by this Section 8 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when such securities shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such Restricted Securities, (b) when, in the opinions of both counsel for the holder thereof and counsel for the Company, such restrictions are no longer required in order to ensure compliance with the Securities Act, or (c) when such securities may be immediately sold by the holder as determined under Rule 144 under the Securities Act. Whenever such restrictions shall terminate as to any Restricted Securities, as soon as practicable thereafter and in any event within ten Business Days, the holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the legend set forth in Section 8.1 hereof.

               9. Registration under Securities Act, Etc.

                  9.1 Registration on Request.

         (a) Request. At any time and from time to time after September 30, 1999, upon the written request of DTN, requesting that the Company effect the registration under the Securities Act of all or part of the Registrable Securities and specifying the intended method of disposition thereof, the Company will use its best efforts to effect its registration under the Securities Act, including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested in such request (but in the case of a shelf registration only if the Company is then eligible to use Form S-2 or S-3 (or any successor forms)), of the Registrable Securities which the

Company has been so requested to register by DTN for disposition in accordance with the intended method of disposition stated in such request, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided that the Company shall not be required to effect the registration pursuant to this Section 9.1 of any Warrants (but shall be required to effect the registration of Registrable Securities described in clauses (b) and (c) of the definition of Registrable Securities), and provided, further, that DTN, by written notice to the Company within 10 Business Days after its receipt of a copy of a notice from the managing underwriter delivered pursuant to Section 9.1(g), may withdraw such request and, on receipt of such notice of the withdrawal of such request from DTN, the Company may elect not to effect such registration. Subject to subdivision (g), the Company may include in such registration other securities for sale for its own account or for the account of any other Person.

         (b) Number of Registrations. The Company shall not be required to effect more than one registration pursuant to this Section 9.1, provided that such registration shall permit the disposition of at least 80% of the Registrable Securities issuable to DTN upon exercise of all of the Warrants, provided, further, that if one or more such registrations, in the aggregate, shall not permit the disposition of at least 80% of such Registrable Securities, the Company shall be required to effect one additional registration pursuant to this Section 9.1 so that the aggregate number of such Registrable Securities shall be at least 80%.

         (c) Registration Statement Form. The Company may, if permitted by law, effect any registration requested under this Section 9.1 by the filing of a registration statement on Form S-3 (or any successor or similar short form registration statement) unless, if such registration involves an underwritten Public Offering of such Registrable Securities, the managing underwriter of such Public Offering shall notify the Company in writing that, in the judgment of such managing underwriter, the use of a more detailed form specified in such notice is of material importance to the success of the Public Offering of such Registrable Securities, in which case such registration shall be effected on the form so specified.

         (d) Expenses. The Company will pay all Registration Expenses in connection with any registration and sale effected pursuant to this Section 9.1.

         (e) Selection of Underwriters. If, in the discretion of DTN, any offering pursuant to this Section 9.1 shall constitute an underwritten offering, the underwriter or underwriters thereof shall be selected, after consultation with the Company, by DTN and shall be acceptable to the Company.

         (f) Effective Registration Statement. A registration requested pursuant to this Section 9.1 will not be deemed to have been effected (x) unless it has become effective, provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of DTN shall be deemed to have been effected by the Company at the request of DTN, unless DTN shall have elected to pay all Registration Expenses in connection with such registration, (y) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court entered within one year of the effectiveness of such registration if it is a shelf registration pursuant to Rule 415 under the Securities Act or entered within 90 days of the effectiveness of such registration if other than a shelf registration, or (z) if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied other than by reason of some act or omission by DTN.

         (g) Priority in Requested Registrations. If a requested registration pursuant to this Section 9.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to DTN) that, in its opinion, the total number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in any such registration to the extent of the number which the Company is so advised can be sold in such offering (x) first, Registrable Securities requested to be included in such registration by DTN, (y) second, any securities proposed by the Company to be sold for its own account, and (z) third, Other Securities of the Company proposed to be included in such registration, in accordance with the priorities, if any, then existing among the Company and the holders of such other securities.

         (h) Company Request for Delay. Except with respect to a registration statement covering a shelf registration, the Company shall be entitled to postpone for a reasonable period of time (but not exceeding 180 days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 9.1 if the Board of Directors of the Company determines, in its reasonable judgment, that such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its affiliates and promptly gives DTN written notice of such determination, containing a general statement of the reasons for such postponement and approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, DTN shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Securities are entitled pursuant to Section 9.1.

         (i) Shelf Registration Statement. The Company shall be deemed to have complied with a request for registration made by DTN pursuant to this Section
9.1 if, at the time of such request, there shall be an effective shelf registration statement on file with the Commission pursuant to Rule 415 under the Securities Act covering the Registrable Securities which such holders shall have requested to be registered, if such registration statement complies with the provisions of this Section 9.1 and of Section 9.3 and if the Company otherwise fulfills the requirements of Section 9.1 and 9.3 in respect of such registration.

                  9.2 Incidental Registration.

         (a) Right to Include Registrable Securities. Notwithstanding any limitation contained in Section 9.1, if the Company at any time on or prior to April 30, 2005 proposes to register any of its securities under the Securities Act (other than by a registration on Form S-4 or S-8 or any successor or similar forms), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to DTN of its intention to do so and of DTN's rights under this Section
9.2. Upon the written request of DTN made within 20 days after receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by DTN and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by DTN, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, provided that (x) the Company shall not be required to effect the registration pursuant to this Section 9.2 of any Warrants (but shall be required to effect the registration of Registrable Securities described in clauses (b) and (c) of the definition of Registrable Securities) and (y) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to DTN and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of DTN to request that such registration be effected as a registration under Section 9.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this
Section 9.2 shall relieve the Company of its obligation to effect any registration statement upon request under Section 9.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 9.2.

         (b) Priority in Incidental Registrations. If a registration pursuant to this Section 9.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering securities determined as follows:

                  (x) if such registration as initially proposed by the Company was solely a primary registration of its securities, (i) first, the securities proposed by the Company to be sold for its own account, (ii) second, any Registrable Securities requested to be included in such registration, and (iii) third, any other securities of the Company proposed to be included in such registration, in accordance with the priorities, if any, then existing among the Company and the holders of such other securities, and

                  (y) if such registration as initially proposed by the Company was in whole or in part requested by holders of securities of the Company, other than DTN, pursuant to demand registration rights, (i) first, securities proposed by the Company to be sold for its own account, (ii) second, such securities held by the holders initiating such registration, in accordance with the priorities, if any, then existing among the Company and the holders of such securities, (iii) third, any Registrable Securities requested to be included in such registration, and (iv) fourth, any other securities of the Company proposed to be included in such registration, in accordance with the priorities, if any, then existing among the Company and the holders of such other securities.

                  9.3. Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 9.1 and 9.2, the Company will as expeditiously as possible:

                  (a) prepare and file with the Commission the requisite registration statement (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) to effect such registration and use its best efforts to cause such registration statement to become effective, provided that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by DTN copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and the expiration of 90 days after such registration statement becomes effective, except with respect to any such registration statement filed pursuant to Rule 415 (or any successor Rule) under the Securities Act, in which case such period shall be one year;

                  (c) furnish to DTN such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as DTN may reasonably request;

                  (d) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as DTN shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable DTN to consummate the disposition in such jurisdictions of the securities owned by DTN, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                     (e) if such registration includes an underwritten Public Offering, furnish to DTN a signed counterpart, addressed to DTN (and the underwriters), of

                            (x) an opinion of counsel for the Company, dated the
                  date of any closing under the underwriting agreement, reasonably satisfactory in form and substance to DTN, and

                           (y) a "comfort" letter, dated the effective date of
                  such registration statement and the date of any closing under the underwriting agreement, signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten Public Offerings of securities and, in the case of the accountants' letter, such other financial matters, as the underwriters may reasonably request;

                  (f) immediately notify DTN (w) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (x) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (y) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (z) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (g) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible time;

                  (h) immediately notify DTN, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of DTN promptly prepare and furnish to DTN a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and

                  (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and not file any amendment or supplement to such registration statement or prospectus to which DTN shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder, having been furnished with a copy thereof at least three business days prior to the filing thereof.

The Company may require DTN to furnish the Company such information regarding DTN and the distribution of such securities as the Company may from time to time reasonably request in writing.

                  9.4 Underwritten Offerings.

         (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to the registration requested under Section 9.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to DTN and the underwriters and to contain such representations and warranties by the Company and such other terms as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 9.6. DTN shall be a party to such underwriting agreement. DTN shall be required to make such representations and warranties to and agreements with the Company or the underwriters as are customarily contained in such agreements.

         (b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 9.2 and such securities are to be distributed by or through one or more underwriters, the Company will, subject to the provisions of
Section 9.2(b), if requested by DTN, request such underwriters to include the Registrable Securities to be offered and sold by DTN among the securities to be distributed by such underwriters. DTN shall be a party to the underwriting agreement between the Company and such underwriters. DTN shall be required to make such representations and warranties and agreements with the Company or the underwriters as are customarily contained in such agreements.

         (c) Holdback Agreements. (x) DTN agrees, if so required by the managing underwriter, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such registration statement, during the seven days prior to the date on which any underwritten registration pursuant to Section 9.1 or 9.2 has become effective and the 90 days thereafter, or such longer period as may be required by the managing underwriter.

                  (y) The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to the date on which any underwritten registration pursuant to Section 9.1 or 9.2 has become effective and the 90 days thereafter (or such longer period as may be required by the underwriter), except as part of such underwritten registration and except pursuant to registrations on Form S-4 or S-8 or any successor or similar forms thereto.

                  9.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act, the Company will give DTN, the underwriter, if any, and counsel for the underwriter, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of DTN and such underwriter, to conduct a reasonable investigation within the meaning of the Securities Act.

                  9.6 Indemnification. (a) The Company will, and hereby does, indemnify, to the extent permitted by applicable law, DTN, its officers and directors, and each Person, if any, who controls DTN within the meaning of
Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing to the Company by DTN expressly for use therein. If the offering pursuant to any registration statement provided for under this Agreement is made through underwriters, no action or failure to act on the part of such underwriters shall affect the obligations of the Company to indemnify DTN or any other Person pursuant to the preceding sentence. If the offering pursuant to any registration statement provided for under this Agreement is made through underwriters, the Company agrees to enter into an underwriting agreement in customary form with such underwriters and the Company agrees to indemnify such underwriters, their officers and directors, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as hereinbefore provided with respect to the indemnification of DTN; provided that the Company shall not be required to indemnify DTN or any such underwriter, or any officer or director of DTN or such underwriter or any Person who controls DTN or such underwriter within the meaning of Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from DTN's or such underwriter's failure to send or give a copy of the amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and DTN or the underwriter, as the case may be, was given notice of the availability of such amended or supplemented final prospectus.

         (b) DTN will indemnify, to the extent permitted by applicable law, the Company, its officers and directors and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so furnished in writing by DTN expressly for use therein, provided that DTN's obligations hereunder shall be limited to an amount equal to the proceeds to DTN of the Registrable Securities sold pursuant to such registration statement.

         (c) Any Person entitled to indemnification under the provisions of this
Section 9.6 shall (x) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (but the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this
Section 9.6, except to the extent that the indemnifying party is actually prejudiced by such failure) and (y) unless a conflict of interest between such indemnified and indemnifying parties exists in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Agreement shall so provide. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless a conflict of interest exists between such indemnified party and any other of such indemnified parties in respect to such claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party, its officers, directors or any Person, if any, who controls such party as aforesaid, and shall survive the transfer of such securities by such holder.

         (d) If the indemnification provided for in this Section 9.6 shall for any reason be held by a court to be unavailable to an indemnified party under
Section 9.6(a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section 9.6(a) or (b), the indemnified party and the indemnifying party under Section 9.6(a) or (b) shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (x) in such proportion as is appropriate to reflect the relative fault of the Company, DTN and the underwriters, if any, which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, DTN and the underwriters, if any, from the offering of the securities covered by such registration statement, provided, that for purposes of clauses (x) or (y), the relative benefits received by DTN shall be deemed not to exceed the amount of proceeds received by DTN and DTN shall not be required to contribute any amount in excess of the amount it could have been required to pay to an indemnified party if the indemnity under subsection (a) of this Section 9.6 was available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

                  9.7 Registration Rights to Others. If the Company shall at any time after the date of this Warrant provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, such rights shall not be in conflict with any of the rights provided in this Section 9 to the holders of Registrable Securities; provided, however, the foregoing shall not preclude the Company from granting registration rights which are more favorable than those contained in this Warrant so long as such rights do not preclude the Company from complying with the terms of this Warrant.

                  9.8 Rule 144. If and when the Common Stock is either listed, designated or authorized as provided in Section 9.3(j), the Company shall take all actions reasonably necessary to enable DTN to sell such shares of Common Stock issuable upon exercise of this Warrant without registration under the Securities Act within the limitation of the provisions of Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rules or regulations hereafter adopted by the Commission, including, without limitation, filing on a timely basis all reports required to be filed pursuant to the Exchange Act. Notwithstanding the provisions of Sections 9.1 and 9.2, the Company has no obligation to effect the registration of any Registrable Securities as provided in such sections if DTN can then sell under Rule 144 all the Registrable Securities which otherwise would be registered in accordance with such sections, as applicable; provided such exception does not preclude DTN from exercising its registration rights on a future occasion.

               10. Availability of Information. The Company will cooperate with each holder of any Restricted Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company will furnish to the holder of this Warrant, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

               11. Reservation of Stock, Etc. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of this Warrant at the time outstanding. All shares of Common Stock (or Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable, with no liability on the part of the holders thereof.

               12. Listing on Securities Exchange. The Company will, at all times after any Common Stock is so listed, designated or authorized as indicated below, (a) list on each national securities exchange on which any Common Stock may at any time be listed, subject to official notice of issuance upon exercise of this Warrant, and will maintain such listing of, all shares of Common Stock from time to time issuable upon exercise of this Warrant or (b) secure and maintain designation of all shares of Common Stock from time to time issuable upon exercise of this Warrant as a NASDAQ "national market system security" within the meaning of Rule llAa2-1 of the Commission or, failing that, secure NASDAQ authorization for such shares of Common Stock.

               13. Ownership, Transfer and Substitution of Warrants.

                  13.1. Ownership of Warrants. The Company may treat the person in whose name this Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 8, a Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.

                  13.2. Transfer and Exchange of Warrants. Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense will (subject to compliance with Section 8, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in denominations of at least 1,000 shares, in the name of such holder or as such holder

(upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

                  13.3. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than the Purchaser or any institutional investor, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal office of the Company, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

               14. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  Acquiring Person: the continuing or surviving corporation or other entity of a consolidation or merger with the Company (if other than the Company), the transferee of substantially all of the properties and assets of the Company, the corporation or other entity consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, or, in the case of a capital reorganization or reclassification, the Company.

                  Acquisition Price: as applied to the Common Stock, with respect to any transaction to which Section 3 applies, (a) the price per share equal to the greater of the following, determined in each case as of the date immediately preceding the date of consummation of such transaction: (x) the Market Price of the Common Stock and (y) the highest amount of cash plus the Fair Value of the highest amount of securities or other property which the holder of this Warrant would have been entitled as a shareholder to receive upon such consummation if such holder had exercised this Warrant immediately prior thereto, or (b) if a purchase, tender or an exchange offer is made by the Acquiring Person (or by any of its affiliates) to the holders of the Common Stock and such offer is accepted by the holders of more than 50% of the outstanding shares of Common Stock, the greater of (i) the price determined in accordance with the foregoing subdivision (a), and (ii) the price per share equal to the greater of the following, determined in each case as of the date immediately preceding the acceptance of such offer by the holders of more than 50% of the outstanding shares of Common Stock: (A) the Market Price of the Common Stock and (B) the highest amount of cash plus the Fair Value of the highest amount of securities or other property which the holder of this Warrant would be entitled as a shareholder to receive pursuant to such offer if such holder had exercised this Warrant immediately prior to the expiration of such offer and accepted the same.

                  Additional Shares of Common Stock: all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 2.3 or 2.4, deemed to be issued) by the Company after the Initial Date hereof, whether or not subsequently reacquired or retired by the Company, other than (a) shares of Common Stock issued upon the exercise of any Warrants and

(b) not more than _________ shares of Common Stock issued upon the exercise of stock options granted to directors, officers and other employees of the Company pursuant to the [name of Stock Option Plan], as amended, and (c) ____________ shares of Common Stock issuable upon the exercise of existing warrants and existing options not issued pursuant to the [name of Stock Option Plan].

                  Base Price: on any date specified herein, the lesser of (a) the Current Market Price or (b) the Warrant Price.

                  Business Day: any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed, provided that, in determining the period within which certificates or Warrants are to be issued and delivered pursuant to
Section 1.3 at a time when shares of Common Stock (or Other Securities) are listed or admitted to trading on any national securities exchange or in the over-the-counter market and in determining the Market Price of any securities listed or admitted to trading on any national securities exchange or in the over-the-counter market, "Business Day" shall mean any day when the principal exchange in which securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the-counter market in the United States, such system is open for trading, and provided, further, that any reference to "days" (unless Business Days are specified) shall mean calendar days.

                  Commission: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

                  Common Stock: the Company's common stock, par value $.01 per share, as constituted on the date hereof, any stock into which such common stock shall have been changed or any stock resulting from any reclassification of such common stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

                  Company: SmartServ Online, Inc., a Delaware corporation.

                  Convertible Securities: any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

                  Current Market Price: on any date specified herein, (a) with respect to Common Stock or to Voting Common Stock (or equivalent equity interests) of an Acquiring Person or its Parent, (x) the average daily Market Price during the period of the most recent 20 consecutive Business Days ending on such date, or (y) if shares of Common Stock or such Voting Common Stock (or equivalent equity interests), as the case may be, are not then listed or admitted to trading on any national securities exchange and if the closing bid and asked prices thereof are not then quoted or published in the over-the-counter market, the Market Price on such date; and (b) with respect to any other securities, the Market Price on such date.

                  DTN: Data Transmission Network Corporation or any successor to its business.

                  DTN Agreement: the meaning specified in the opening paragraphs of this Warrant.

                  Exchange Act: the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time of determination.

                  Fair Value: with respect to any securities or other property, the fair value thereof as of a date which is within 15 days of the date as of which the determination is to be made (a) determined by an agreement between the Company and DTN or (b) if the Company and DTN fail to agree, determined jointly by an independent investment banking firm retained by the Company and by an independent investment banking firm retained by DTN, either of which firms may be an independent investment banking firm regularly retained by the Company or DTN or (c) if the Company or DTN shall fail so to retain an independent investment banking firm within five Business Days of the retention of such firm by DTN or the Company, as the case may be, determined solely by the firm so retained or (d) if the firms so retained by the Company and by DTN shall be unable to reach a joint determination within 15 Business Days of the retention of the last firm so retained, determined by another independent investment banking firm which is not a regular investment banking firm of the Company or DTN chosen by the first two such firms. Each of the Company and DTN shall be responsible for the fees and expenses of the investment banking firm retained by them under the foregoing clause (b) and shall share equally the fees and expenses of any investment banking firm retained under the foregoing clause (d).

                  Initial Date: the meaning specified in Section 2.2.

                  Market Price: on any date specified herein, (a) with respect to Common Stock or to Voting Common Stock (or equivalent equity interests) of an Acquiring Person or its Parent, the amount per share equal to (x) the last sale price of shares of such security, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (y) if no shares of such security are then listed or admitted to trading on any national securities exchange but such security is designated as a national market system security by the NASD, the last trading price of such security on such date, or if such security is not so designated, the average of the reported closing bid and asked prices thereof on such date as shown by the NASDAQ system or, if no shares thereof are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company, or (z) if no shares of such security are then listed or admitted to trading on any national exchange or designated as a national market system security and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, the higher of
(i) the book value thereof as determined by agreement between the Company and the Requisite Holders, or if the Company and the Requisite Holders fail to agree, by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company, as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made and (ii) the fair value thereof determined in good faith by the Board of Directors of the Company thereof as of a date which is within 15 days of the date as of which the determination is to be made; and (b) with respect to any other securities, the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

                  NASD: the National Association of Securities Dealers.

                  NASDAO: the Automated Quotation System of the NASD.

                  Options: rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

                  Other Securities: any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which DTN at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to this Warrant or otherwise.

                  Parent: as to any Acquiring Person, any corporation or other Person which (a) controls the Acquiring Person directly or indirectly through one or more intermediaries, (b) is required to include the Acquiring Person in its consolidated financial statements under generally accepted accounting principles and (c) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

                  Person: an individual, a partnership, a limited liability company, an association, a joint venture, a corporation, a business, a trust, an unincorporated organization or a government or any department, agency or subdivision thereof.

                  Public Offering: any offering of Common Stock to the public pursuant to an effective registration statement under the Securities Act.

                  Registrable Securities: (a) this Warrant, (b) any shares of Common Stock or Other Securities issued or issuable upon exercise of this Warrant and (c) any securities issued or issuable with respect to any Common Stock or Other Securities referred to in subdivision (b) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (x) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (y) they shall have been sold as permitted under Rule 144 (or any successor provision) under the Securities Act, or (z) they shall have ceased to be outstanding.

                  Registration Expenses: all expenses incident to the Company's performance of or compliance with Section 9, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by the underwriters with respect to such registration, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, and the fees and disbursements of DTN's counsel and accountants.

                  Restricted Securities: (a) any Warrants bearing the applicable legend set forth in Section 8.1, (b) any shares of Common Stock (or Other Securities) which have been issued upon the exercise of Warrants and which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section 8.1, and (c) unless the context otherwise requires, any shares of Common Stock (or Other Securities) which are at the time issuable upon the exercise of Warrants and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend set forth in Section 8.1.

                  Securities Act: the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time of determination.

                  Subsidiary: any corporation, association or other business entity a majority (by number of votes) of the Voting Common Stock of which is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

                  Transfer: unless the context otherwise requires, any sale, assignment, pledge or other disposition of any security, or of any interest therein, which could constitute a "sale" as that term is defined in Section 2(3) of the Securities Act.

                  Voting Common Stock: with respect to any corporation, association or other business entity, stock of any class or classes (or equivalent interest) , if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of such corporation, association or business entity, even if the right so to vote has been suspended by the happening of such a contingency.

                  Warrant Price: the meaning specified in Section 2.1.

                  Warrants: this Common Stock Purchase Warrant and any warrant or warrants into which it has been changed including, without limitation, any new or replacement warrants referred to in Sections 13.2 and 13.3.

               15. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

               16. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any voting or other rights as a stockholder of the Company or as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

               17. Notices. All notices and other communications under this Warrant shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed (a) if to the holder of this Warrant or any holder of any Common Stock (or Other Securities), at the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, to the attention of its Chief Financial Officer at its principal office, provided that the exercise of any Warrant shall be effected in the manner provided in Section 1.

               18. Expiration. The right to exercise this Warrant shall expire at 3 P.M., New York City time, on November 17, 2000. The registration rights provided in Section 9 shall expire at 3 P.M., New York City time, November 17, 2002 with respect to any shares of Common Stock issued previously to such time upon the exercise hereof.

               19. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The agreements of the Company contained in this Warrant other than those applicable solely to the Warrants and the holders thereof shall inure to the benefit of and be enforceable by any holder or holders at the time of any Common Stock (or Other Securities) issued upon the exercise of Warrants, whether so expressed or not. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

                                            SMARTSERV ONLINE, INC.


                                            By: ________________________________
                                           Its: ________________________________

                              FORM OF SUBSCRIPTION
                              --------------------

(To be executed only upon exercise of Warrant)

To:  _______________________

         The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ____________ shares of Common Stock of SmartServ Online, Inc., a Delaware corporation, and herewith makes payment of $____________ therefor, and requests that the certificates for such shares be issued in the name of ____________________________, and delivered to __________________, whose address is____________________________.

Dated:  ___________________.



                                   ____________________________________________
                                   (Signature must conform in all respects to the name of holder as specified on the face of this Warrant)

                                   [insert address]

                               FORM OF ASSIGNMENT
                               ------------------

(To be executed only upon transfer of Warrant)

         For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ____________________________ the right represented by such Warrant to purchase shares of Common Stock of SmartServ Online, Inc., a Delaware corporation, to which such Warrant relates, and appoints ______________________ Attorney to make such transfer on the books of _________________ maintained for such purpose, with full power of substitution in the premises.

Dated:  _________________.



                                   ____________________________________________
                                   (Signature must conform in all respects to the name of holder as specified on the face of this Warrant)

                                   [insert address]

Signed in the presence of:


____________________________